                                                                    EXHIBIT 10.3

                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into as of the 15th day of April, 1997, by and among Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), The Mendik Company, L.P., a Delaware limited partnership (which intends to change its name to Vornado Realty L.P.) (the "Operating Partnership"), and Bernard H. Mendik (the "Executive").

         WHEREAS, the Company serves as general partner of the Operating Partnership and, through the Operating Partnership, is engaged in, among other things, the acquisition, ownership, management, leasing, renovation and redevelopment of commercial real estate in the United States;

         WHEREAS, the Company, within the Company and through the Operating Partnership, has formed the Mendik Division, which is engaged in the acquisition, ownership, management, leasing, renovation and redevelopment of the Company's office properties in Manhattan;

         WHEREAS, the Company acknowledges that it will benefit from the application of Executive's particular and unique skill, experience, and background to the management and operation of the Company, and will employ Executive as Co-Chair of the Company and as Chairman of the Mendik Division and Chief Executive Officer of the Mendik Division of the Company ("CEO") and, as Chairman and

CEO, Executive will manage the Mendik Division of the Operating Partnership on behalf of the Company (collectively the "Mendik Division" unless otherwise specifically indicated);

         WHEREAS, Executive has received stock options in the Company pursuant to a share option agreement and will be entering into an indemnification agreement with the Company in the form of Exhibit A hereto (the "Indemnification Agreement"); and

         WHEREAS, the Executive acknowledges that he will be employed by the Company in a capacity in which his employment by the Company creates a relationship of confidence and trust and he will obtain confidential information with regard to the business of the Company and its affiliates and their clients;

         WHEREAS, the Executive acknowledges that, as a result of his obtaining confidential information as to the Company and its affiliates, the Company and its affiliates will suffer substantial damage, which would be difficult to ascertain, if the Executive enters into competition with the Company or any affiliate and that it is necessary for the Company to be protected by the prohibition against competition and the confidentiality restrictions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, the Company, the Operating Partnership and Executive agree as follows:


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         1. Noncompetition.

                  1(a) Noncompetition. Executive agrees that while Executive is employed by the Company or is a director of the Company and for a period of one
(1) year following the later of the date Executive ceases to be an employee or director of the Company (other than if the Executive's employment ends as a result of a termination pursuant to a termination by the Company without Cause (as defined on Exhibit B hereto), a termination due to Disability (as defined on Exhibit B hereto) or a termination for Good Reason (as defined on Exhibit B hereto), Executive shall not engage in any way, directly or indirectly, in the acquisition, operation, development, management, leasing or disposition of any primarily commercial office real estate property (mixed properties being determined primarily commercial office real estate property or other by the relative square footage of each) or any improvements thereof located in the Restricted Area (as defined below), other than in his capacity as an employee, director, trustee, officer or equity owner of the Company; provided, however, that this Section 1(a) shall not apply to (i) Executive's activities with respect to any property or entity listed in Exhibit C attached hereto, provided that such activities are reasonably necessary to avoid a breach of Executive's or the general partner's fiduciary or other duty to the owner or other owners of such property (Executive agrees that the activities prohibited by Section 1(c) are not reasonably necessary to avoid a breach of such duties), (ii) the


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acquisition, operation, development, management, leasing or disposition of any property by any entity in which Executive owns or acquires an equity interest as a minority passive investor (including, but not limited to as a limited partner or a non-operating member of a limited liability company, but not including as a general partner) having no managerial or similar role with respect to such property, (iii) Executive's or his spouse's or issue's acquisition of any property or any interest in any property by inheritance, (iv) Executive providing advice or financial assistance to any of his children with regard to projects initiated by such child, provided that (x) the financial assistance shall not exceed $10,000,000 unless Executive holds no more than a minority interest in such project, (y) at the time such child initially approaches Executive, Executive has no knowledge (following appropriate due diligence) that the Company is involved in or considering such a project and (z) if Executive thereafter obtains knowledge that the Company is considering such project, Executive shall promptly inform the Company of his involvement with his child and excuse himself from any involvement with such project on behalf of the Company or (v) Executive's performance of management company services for other entities while employed by the Company which performance by Executive is authorized by an agreement between the Company and such other entity or between the Company and Executive. For purposes of this Agreement, the "Restricted Area" is any location within fifty (50) miles of any commercial office building managed by the Mendik Management Company, Inc. at the time of any action


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by Executive during his employment or directorship or at the later of the dates of the Executive's termination of employment or directorship in the event of any action by Executive following his termination of employment and directorship.

                  1(b) Reasonable and Necessary Restrictions. Executive acknowledges that the restrictions, prohibitions and other provisions of this
Section 1 are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of the Company, and are a material inducement to the Company's employment of Executive.

                  1(c) Non-Solicitation. Executive agrees that while Executive is employed by the Company or is a director of the Company (i) and for a period of two (2) years following the later of the date Executive ceases to be an employee or a director of the Company, Executive will not solicit any of the Company's or its affiliate's (within the meaning of Rule 12(b)-2 of the Securities Exchange Act of 1934, but only if in addition such entity would be classified as a parent or subsidiary of the Company or a parent, all within the meaning of Section 424(e) or Section 424(f) of the Internal Revenue Code of 1986, as amended, if twenty-five percent (25%) were substituted for fifty percent (50%) therein) (an "Affiliate") non-clerical employees, agents or independent contractors to end their relationship with the Company, its Subsidiaries or its Affiliates provided that the provision of this Section 1(c) shall not apply to the giving of references (ii) and for a period of one (1) year following the


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later of the date of termination of Executive's employment or directorship, pursue or attempt to develop or to direct to any other entity any project known to Executive which the Company is or was pursuing, developing or attempting to develop during the period of his employment or directorship or interfere or otherwise compete (other than in connection with performing services for the Company or its Subsidiaries with regard to other properties managed by the Company or its Subsidiaries or for other management companies where Executive is performing services with the consent of the Company) with any active lease negotiations of the Mendik Division which the Executive is or was actively involved in conducting or strategizing on behalf of the Company or its Subsidiaries (in each case, a "Project"), unless such Project has been inactive for over nine (9) months. Notwithstanding the foregoing, in the event of a Change in Control and the Executive's employment terminating within one hundred twenty (120) days thereafter, the determination of projects being "pursued, developed or attempted to be developed" shall be limited to projects the Company was pursuing, developing or attempting to develop prior to the Change in Control plus any project that Executive becomes materially involved in on behalf of the Company after the Change in Control.

                  1(d) Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Company all trade secrets and confidential information, knowledge or data relating to the Company and its business and investments, which shall have


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been obtained by Executive during Executive's employment by the Company and which is not generally available public knowledge (other than by acts by Executive in violation of this Agreement). Except as the Executive in good faith believes may be required, appropriate or desirable in connection with his carrying out his duties as CEO of the Mendik Division of the Company, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case Executive shall cooperate with the Company, at the Company's expense, in the Company seeking to obtain a protective order against disclosure by a court of competent jurisdiction), communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company or on behalf of the Company in furtherance of its business or to perform duties hereunder.

                  1(e) Removal of Documents. All records, files, drawings, documents, models, equipment, and the like relating to the Company's business, which Executive has control over shall not be removed from the Company's premises without its written consent, unless such removal is in the furtherance of the Company's business or is in connection with Executive's carrying out his duties as CEO of the Mendik Division of the Company and, if so removed, shall be returned to the Company promptly after termination of Executive's employment, or otherwise promptly


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after removal if such removal occurs following termination of employment.
Executive's rolodex, telephone directory and similar type items, and furniture, art work and property owned by Executive or otherwise not owned by the Company shall not be deemed Company property and shall not be covered by this Section 1(e). The Company shall be the owner of all trade secrets and other products relating to the Company's business developed by Executive alone or in conjunction with others as part of his employment with the Company.

                  1(f) Specific Performance. Executive acknowledges that the Company likely will have no adequate remedy at law if Executive shall fail to perform any of his obligations hereunder, and the Executive therefore confirms that the right of the Company to specific performance of the terms of this
Section 1 is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have all obligations, agreements and other provisions of this Section 1 specifically performed by Executive, and the Company shall have the right to obtain preliminary injunctive relief to secure specific performance and to prevent a breach of this Section 1 by Executive.


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         2. Miscellaneous.

                  2(a) Integration; Amendment. This Agreement supersedes and renders of no force and effect all prior understandings and agreements with respect to the matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by all of the parties.

                  2(b) Assignment. No rights or obligations of the Company under this Agreement may be assigned or transferred, except in connection with a merger, consolidation or sale of all or substantially all of the assets of the Company or the Mendik Division where the Company's successor expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided that the foregoing shall not serve as a release of the Company. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets or the Mendik Division's business and/or assets, as the case may be, which executes and delivers the agreement provided for in this Section 2(b) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and any assignment in accordance with the first sentence of this Section 2(b) shall not be deemed a termination without Cause by the Company. Executive may not assign this Agreement or any right or interest therein, whether by operation of law or otherwise, without the prior written consent of the Company.


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                  2(c) Severability. If any provision of this Agreement shall be deemed invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed and enforced as if it had never contained such invalid or unenforceable provision. In addition, in place of such invalid or unenforceable provision, there shall automatically be added hereto a provision as similar to such invalid or unenforceable provision as may be possible and still be valid and enforceable.

                  2(d) Waivers. The failure or delay of any party at any time to require performance by any other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

                  2(e) Power and Authority. The Company represents and warrants to Executive that it has the requisite corporate power to enter into this Agreement and its obligations hereunder; that the execution, delivery and performance of this Agreement by it has been duly authorized by all appropriate partnership or


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corporate action, as applicable; and that this Agreement represents a valid and legally binding obligation with respect to it and its enforceable against it in accordance with its terms.

                  2(f) Burden and Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and, subject to
Section 2(b) above, assigns.

                  2(g) Legal Fees and Expenses. If any contest or dispute shall arise between the Company and Executive regarding any provision of this Agreement, the Indemnification Agreement or any equity grant or other agreement or compensation arrangement related to his employment, the Company shall reimburse Executive for all legal fees and expenses reasonably incurred by Executive in connection with such contest or dispute, but only if Executive is successful in respect of substantially all of Executive's claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.

                  2(h) Governing Law; Headings. This Agreement and its construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of New York without regard to provisions of conflict of


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laws. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  2(i) Notices. All notices called for under this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument delivered (i) in person, (ii) by first class registered or certified mail, postage prepaid and return receipt requested, (iii) by overnight delivery by a recognized courier service providing a receipt, or (iv) by facsimile transmission confirmed by transmission report, addressed to the intended recipient at the address set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice). Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given on the day it was received; provided, however, that if such day is not a business day, then the notice shall be deemed to have been given and received on the business day next following such day. If the other party is aware that the intended recipient is not at the notice location, either permanently or temporarily, notice also shall be sent to such location as the notifying party becomes aware (after reasonable inquiry) that the intended recipient is then located.

                  2(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.


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                  2(k) Type of Termination. The classification of a type of
termination of employment with the Company shall apply for purposes of classifying the type of termination of employment with a subsidiary of the Company and a termination of employment with the Company shall automatically cause a termination of employment with all subsidiaries of the Company.


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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement, or caused this Agreement to be duly executed on their behalf, as of the date first above written.

                                   VORNADO REALTY TRUST

                                   By:  /s/ Joseph Macnow
                                        -----------------------------------
                                        Name: Joseph Macnow
                                        Title: Vice President
                                        Vornado Realty Trust
                                        Park 80 West, Plaza II
                                        Saddle Brook, New Jersey 07663

                                   THE MENDIK COMPANY, L.P.

                                   By:  Vornado Realty Trust,
                                        a general partner

                                        By:  /s/ Joseph Macnow
                                             ------------------------------
                                             Name: Joseph Macnow
                                             Title: Vice President
                                             Vornado Realty Trust
                                             Park 80 West, Plaza II
                                             Saddle Brook, New Jersey 07663

                                   EXECUTIVE:

                                   /s/ Bernard H. Mendik
                                   ----------------------------------------
                                   Bernard H. Mendik
                                   330 Madison Avenue
                                   New York, New York 10017


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

                                    EXHIBIT A

                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered
into as of the     day of            , 1997, by and between Vornado Realty
Trust, a Maryland real estate investment trust (the "Company") and Bernard H. Mendik (the "Executive").

         WHEREAS, Executive has agreed to serve, at the request of the Company as an executive and officer of the Company and, if elected, a director of the Company; and

         WHEREAS, Executive is willing to serve on behalf of the Company on the condition that he be indemnified as set forth herein.

         NOW, THEREFORE, in consideration of Executive's agreement to serve the Company as set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         1. General. The Company agrees that if Executive is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that Executive is or was a trustee, director, officer or employee of the Company or any subsidiary or division of the Company or is or was serving at the request of the Company or any subsidiary or division of the Company as a trustee, fiduciary, director,


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officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, fiduciary, director, officer, member, employee or agent while serving as a trustee, fiduciary, director, officer, member, employee or agent, Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by the law of the State of Maryland, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if Executive has ceased to be an officer, director, trustee, fiduciary or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators. The indemnification hereunder shall not extend to cover any Expenses arising out of (i) Executive's activities prior to the date hereof or (ii) Executive's actions after the date hereof to the extent such actions are with respect to matters that are covered by the indemnification obligations of FW/Mendik REIT, L.L.C. and certain of its affiliates under the indemnification agreement attached to the Merger Agreement as Exhibit R.

         2. Expenses. As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes,


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settlements, and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigations and any expenses of establishing a right to indemnification under this Agreement.

         3. Enforcement. If a claim or request under this Agreement is not paid by the Company or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, Executive shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, the laws of the State of Maryland.

         4. Partial Indemnification. If Executive is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not however, for the total amount thereof, the Company shall nevertheless indemnify Executive for the portion of such Expenses to which Executive is entitled.

         5. Advances of Expenses. Expenses incurred by Executive in connection with any Proceeding shall be paid by the Company in advance upon request of Executive that the Company pay such Expenses; but, only in the event that Executive shall have delivered in writing to the Company (i) an undertaking to


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reimburse the Company for Expenses with respect to which Executive is not entitled to indemnification and (ii) an affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

         6. Notice of Claim. Executive shall give to the Company notice of any claim against him for which indemnification will or could be sought under this Agreement at the address set forth on the signature page of this Agreement (or such other address as provided by notice given as aforesaid). In addition, Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within Executive's power and at such times and places as are convenient for Executive.

         7. Defense of Claim. With respect to any Proceeding as to which Executive notifies the Company of the commencement thereof:

                  (a) The Company will be entitled to participate at its own expense; and

                  (b) Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Executive, which the Company's sole discretion may be regular counsel to the Company and may be counsel to other officers and directors of the Company or any subsidiary. Executive also shall have the right to employ his own counsel in such action, suit or proceeding if


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         he reasonably concludes that failure to do so would involve a conflict of interest between the Company and Executive, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company.

                  (c) The Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Executive without Executive's written consent. Neither the Company nor Executive will unreasonably withhold or delay their consent to any proposed settlement.

                  8. Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of any other right which Executive may have or hereafter may acquire under any statute, provision of the declaration of trust or certificate of incorporation or by-laws of the Company or any subsidiary or any agreement, vote of shareholder or disinterested directors or trustees or otherwise. In particular, Executive shall be a third party beneficiary of the indemnity provided in Section 7.7 of the Partnership Agreement creating The Mendik Company, L.P., a Delaware limited partnership.

                  9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the


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parties hereto and their respective successors, assigns (including any direct or indirect successor by merger or consolidation), heirs, executors and administrators.

                  10. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Maryland, except for the last sentence of Section 8 which shall be construed under the law that applies to the Partnership Agreement forming The Mendik Company, L.P., a Delaware limited partnership.

                  11. Amendment. No Amendments or additions to that Agreement shall be binding unless in writing and signed by all of the parties.

                  12. Waiver of Breach. The failure or delay of either party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.


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

                  13. Severability. The Company and Executive agree that the agreements and provisions contained in this Agreement are severable and divisible, that each such agreement and provision does not depend upon any other provision or agreement for its enforceability, and that each such agreement and provision set forth herein constitutes an enforceable obligation between the Company and Executive. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any provision of this Agreement shall affect the other provisions hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable provision were omitted.


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
        IN WITNESS WHEREOF, the parties hereto have entered into this agreement as of the date first above written.

                                        EXECUTIVE:

                                        /s/ Bernard H. Mendik
                                        -------------------------------------
                                        Bernard H. Mendik


[CORPORATE SEAL]                        VORNADO REALTY TRUST

                                        By:  /s/ Joseph Macnow
                                             --------------------------------
                                             Name: Joseph Macnow
                                             Title: Vice President


Agreed as to the last
sentence of Section 8:

The Mendik Company, L.P., a Delaware limited partnership, which will change its name to Vornado Realty L.P.

By:  Vornado Realty Trust, a general partner

By:  /s/ Joseph Macnow
     ---------------------------------
     Name: Joseph Macnow
     Title: Vice President

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
                                   EXHIBIT B

                                  DEFINITIONS

        Part I - Cause.

        For purposes of this Agreement, a termination for Cause shall only mean a termination as a result of (i) Executive's willful misconduct with regard to the Company or its Subsidiaries that is materially economically injurious to the Company or to the Mendik Division, provided that in no event will willful misconduct include the exceptions to noncompetition set forth in Section 1(a) hereof (but the foregoing proviso does not permit Executive's willful misconduct that is beyond the scope of what is reasonably necessary to satisfy or perform the Section 1(a) exceptions), (ii) Executive's conviction of, or pleading guilty or nolo contendere to, a felony (other than a traffic violation), (iii) Executive's willful and continued failure to use reasonable business efforts to attempt to substantially perform his duties as Co-Chair of the Company and Chairman and Chief Executive Officer ("CEO") of the Mendik Division of the Company (other than such failure resulting from Executive's incapacity due to a physical or mental illness or subsequent to the issuance of a notice of termination by Executive for Good Reason) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes Executive has not used reasonable business efforts to attempt to substantially perform his duties or (iv) Executive's willful breach of Section 1 hereof that is materially



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
economically injurious either to the Company or the Mendik Division. Executive's absence from the office shall not solely by itself be a basis for asserting a violation of (iii) if he continues to use reasonable business efforts to substantially perform his duties.

     For purposes of this Agreement, in addition to the other legal requirements to be "willful," no act, or failure to act, by Executive shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company. In addition, no action or inaction shall give rise to a right of the Company to terminate Executive's employment for Cause for purposes of the meaning of the preceding paragraph unless and until the Company has delivered to Executive a copy of a resolution duly adopted by a majority of the Board of Trustees of the Company (the "Board") at a meeting of the Board called and held for such purpose (after reasonable (but in no event less than thirty (30) days) notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of any conduct set forth in the preceding paragraph and specifying the particulars thereof in detail. This Agreement shall not prevent Executive from challenging in any court of competent jurisdiction the Board's determination that Cause exists or that Executive has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination.

        Part II - Good Reason.

        For purposes of this Agreement, a termination for Good Reason shall mean a termination by the Executive as a result of (unless otherwise consented to in writing by Executive) (i) the failure to appoint Executive as CEO and Chairman of the Mendik Division of the Company or Co-Chair of the Company or elect Executive as a director of the Company, the assignment to Executive, without his consent, of more than incidental duties outside of the Mendik Division, the alteration of the duties, responsibilities and authority of Executive as CEO and Chairman of the Mendik Division of the Company in a manner that is materially and adversely inconsistent with such duties, responsibilities or authority or a change in Executive's positions or titles (provided that the foregoing shall not apply to removal of, or failure to reelect, Executive as Co-Chair after April 30, 2000 or as a director after April 30, 2003, or in either case, upon his (A) consent to such action, (B) termination of employment for Disability or Cause, (C) total and permanent disability in a manner that would prevent him from functioning as a director,
(D) death or (E) voluntary retirement); (ii) the initial base salary is less than $200,000, or the Company reduces the Executive's base salary to below $200,000 or fails to pay Executive's base salary or other earned compensation when due or to substantially provide the benefits, fringes, perquisites, payroll practices or equity or incentive opportunities in effect with respect to senior executive officers of the Company (other than the Chief Executive Officer of the Company, the President of


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
the Company, any other officer of the Company on an individual basis because of special circumstances, any individual(s) who become employed by the Company pursuant to an acquisition (with regard to levels of programs or arrangement committed to at such time), or to any individual(s) pursuant to an agreement for new hire (with regard to levels of programs or arrangements committed to at such time)) at a level commensurate with his position (provided that in making such determination as to future equity grants, the equity grants given initially in connection with the hiring of Executive shall be disregarded);
(iii) the relocation of the Mendik Division's principal executive offices to a location other than Manhattan, New York City or relocation of Executive's own office location from that of the principal offices; (iv) any purported termination of Executive's employment for Cause which is not effected pursuant to the procedures of Part I of Exhibit B (and for purposes of this Agreement, no such purported termination shall be effective); (v) the Company's material breach of any material term contained in this Agreement or the grant set forth in Exhibit C or to provide, in all material respects, the indemnification set forth in the Indemnification Agreement; (vi) the performance, directly or indirectly, of management, leasing, redevelopment or similar services with respect to any commercial office property in Manhattan in which the Company has a direct or indirect interest, other than through the Mendik Division (except that the foregoing shall not apply to properties currently owned or hereafter acquired by the Company where there is a preexisting management or leasing agreement in place, provided that the Mendik Division shall have general oversight over such management or leasing operations on behalf of the Operating Partnership); (vii) a Change in Control (as defined below); (viii) a material breach by the Company or its subsidiaries of the Master Property Services Agreement (wholly owned properties) dated as of the same date hereof or the Master Property Services Agreement (partially owned properties) dated as of the same date hereof or any of the service agreements contemplated by either such agreement (the "Cleaning Agreements") or the licensing agreement with regard to Executive's last name, or (ix) any requirement that Executive report to anyone other than the Board or the Chief Executive Officer of the Company. Executive's right to terminate his employment hereunder for Good Reason shall not be affected by his incapacity due to physical or mental illness.

        For purposes of this Agreement, no action or inaction shall give rise to the right of Executive to terminate his employment with the Company for Good Reason unless a written notice is given by Executive to the Company within one hundred twenty (120) days after Executive has actual knowledge of the occurrence of the event giving rise to Executive's right to terminate pursuant to this Agreement, and such event has not been cured within thirty (30) days after such notice. Executive's continued employment during the one hundred and twenty (120) day period referred to above in this Agreement shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

        For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any one of the following:

        (i) individuals who, on the Commencement Date, constitute the Board (the "Incumbent Trustees") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a trustee subsequent to the Commencement Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without objection to such nomination) shall be an Incumbent Trustee, provided, however, that no individual initially elected or nominated as a trustee of the Company as a result of an actual or threatened election contest with respect to trustees or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Trustee;

        (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the execution of this Agreement, a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the

Company representing 30% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"), provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of the following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) Executive or any group of persons including Executive (or any entity controlled by Executive or any group of persons including Executive); or (F)(i) any of the partners (as of the Commencement Date) in Interstate Properties ("Interstate") including immediate family members and family trusts or family-only partnerships and any charitable foundation of such partners (the "Interstate Partners"), (ii) any entities the majority of the voting interests of which are beneficially owned by the Interstate Partners, or (iii) any "group" (as described in Rule 13d-5(b)(i) under the Exchange Act) including the Interstate Partners, provided, that the Interstate Partners beneficially own a majority of the Company Voting Securities beneficially owned by such group (the person in (i), (ii) and (iii) shall be individually and collectively referred to herein as, "Interstate Holders");

                (iii) the consummation of a merger, consolidation, share exchange or similar form of transaction involving the Company or any of its subsidiaries, or the sale or other disposition of all or substantially all of the Company's assets or the assets of the Mendik Division of the Operating Partnership (a "Business Transaction"), unless immediately following such Business Transaction (y) more than fifty percent (50%) of the total voting power of the entity resulting from such Business Transaction or the entity acquiring the Company's assets in such Business Transaction (the "Surviving Corporation") is beneficially owned, directly or indirectly, by the Interstate Holders or the Company's shareholders immediately prior to any such Business Transaction, and (z) no person (other than the persons set forth in clauses (A), (B), (C), or (F) of paragraph (ii) above or any tax-qualified, broad-based employee benefit plan of the Surviving Corporation or its Affiliates) beneficially owns, directly or indirectly, 30% or more of the total voting power of the Surviving Corporation (a "Non-Qualifying Transaction"); or

                (iv) Board approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company's shareholders in substantially the same proportions as such shareholders owned the Company's outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company to Executive under this Agreement, any Cleaning Agreement, the Share Option Agreement, the Indemnification Agreement and any other equity grants.

        Part III - Disability.

        For purposes of this Agreement, a termination due to Disability shall mean a termination of Executive's employment by the Company, upon at least thirty (30) days' prior written notice, to Executive if Executive is substantially unable to perform Executive's duties as CEO of the Mendik Division of the Company for a period of one hundred eighty (180) consecutive days due to illness, physical or mental disability or other incapacity, provided that Executive does not return to the substantial performance of his duties on a full-time basis within thirty (30) days after receiving notice of termination from the Company.

                                   EXHIBIT C

Arden-Esquire Realty Company
        (689 Fifth Avenue and 1320-20 Merrick Blvd, Springfield Gardens, Queens) Eleven Penn Plaza Company
E-M New York Properties L.P.
        (100 Church Street)
Mendik Real Estate Limited Partnership
Mendik RELP Corp.
Two Park Company
909 Third Company
330 Madison Company
20 Broad Street Company
Broad 20 L.P.
Westport Office Company (55 Greens Farms Road, Westport, CT)
BMS Vail Limited Partnerships I and II
Silver Towers Associates
Great Neck Terrace Associates
M Newtown Associates
Mendik Realty Company, Inc.
Building Maintenance Service LLC
BMDG, Inc.
The Mendik Partnership, L.P.
Mendik Facilities Group, LLC
Guard Management Services Corp.
Building Maintenance Services Corp.
Chatby Associates
Jayby Associates
Melby Associates
Sonby Associates
11 West 42nd Street Associates
Wyby Associates
Stamford Ridgeway Associates
570 Seventh Avenue
521 Fifth Avenue

References to partnerships and other entities are also deemed to include constituent partners or entities.